EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Miller/Howard Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Miller/Howard Funds Trust for the year ended October 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Miller/Howard Funds Trust for the stated period.

/s/ Lowell G. Miller		/s/ Brian Helhoski
Lowell G. Miller		Brian Helhoski
President,		Chief Financial Officer,
Miller/Howard Funds Trust		Miller/Howard Funds Trust

Dated:	1/6/2020	Dated:	1/6/2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Miller/Howard Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.